Exhibit 99.1

Acer Therapeutics Appoints Dr. William T. Andrews as Chief Medical Officer

Dr. Andrews’s Appointment Supports Acer’s Progression from Development to Potential
Commercialization of Therapies

CAMBRIDGE, MA – October 5, 2017 Acer Therapeutics Inc., (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and ultra-rare diseases with critical unmet medical need, today announced the appointment of William T. Andrews, M.D., FACP as Chief Medical Officer of the Company to succeed Robert D. Steiner, M.D. in that position.

“We are pleased to welcome Dr. Andrews to the executive management team, as we continue to successfully and rapidly advance our lead product candidate, EDSIVO™, a potential life-saving therapy for patients with vEDS,” said Chris Schelling, CEO and Founder of Acer. “Dr. Andrews brings tremendous experience to this role and will be instrumental in preparing our NDA submission of EDSIVO™, which we expect to accomplish in the first half of 2018, and we look forward to his guidance in the medical marketplace as we plan for our next steps. We thank Dr. Steiner for his significant contributions to Acer during a critical time in the Company’s growth.”

About William T. Andrews, M.D., FACP
Dr. Andrews joins Acer Therapeutics as Chief Medical Officer after having worked in the biotech/pharmaceutical industry for 17 years in both Clinical Development and Medical Affairs in multiple therapeutic areas, with a focus and extensive experience in rare diseases. Dr. Andrews has significant medical marketplace and product launch experience, having served as the medical lead for six product launches, including Xopenex HFA®, Brovana®, Alvesco®, Omnaris®, Catena®, and Juxtapid®. Most recently, he provided strategic consulting services to rare disease companies in Clinical Development, Medical Affairs, Go-To-Market/Launch planning, and Business Development/Corporate Strategy. Previously, Dr. Andrews held senior leadership positions and positions of increasing responsibility at Aegerion Pharmaceuticals, Santhera Pharmaceuticals, Sepracor, and ClinQuest. He received his undergraduate degree in Biology from Harvard University and his M.D. degree from Yale University School of Medicine. Dr. Andrews practiced medicine for 7 years full-time and 11 years part-time in the Boston area as a board-certified Internist and an Attending Physician at Brigham and Women’s Hospital, and was on the Clinical Faculty at Harvard Medical School.

About Acer Therapeutics
Acer, headquartered in Cambridge, MA, is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for patients with serious rare and ultra-rare diseases with critical unmet medical need. Acer’s late-stage clinical pipeline includes two candidates for severe genetic disorders for which there are few or no FDA-approved treatments: EDSIVO™ (celiprolol) for vEDS, and ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for urea cycle disorders (UCD) and Maple Syrup Urine Disease (MSUD). There are no FDA-approved drugs for vEDS and MSUD and limited options for UCD, which collectively impact more than 4,000 patients in the United States. Acer’s products have clinical proof-of-concept and mechanistic differentiation, and Acer intends to seek approval for them in the U.S. by using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FFDCA, that allows an applicant to rely for approval at least in part on third-party data, which is expected to expedite the preparation, submission, and approval of a marketing application.

For more information, visit www.acertx.com.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for EDSIVO™ (celiprolol) and ACER-001 to safely and effectively target diseases; the adequacy of the company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials and regulatory submissions; the nature, strategy and focus of the company; and the development, expected timeline and commercial potential of any product candidates of the company. Acer may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Acer’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. Acer disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:
Hans Vitzthum
LifeSci Advisors
Ph: 212-915-2568
hans@lifescieadvisors.com